    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 1997

                                                   REGISTRATION NO. ____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                                PXRE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                   ----------

            DELAWARE                                 06-1183996
  (STATE OR OTHER JURISDICTION                    (I.R.S. EMPLOYER
       OF INCORPORATION OR                      IDENTIFICATION NUMBER)
         ORGANIZATION)

                         399 THORNALL STREET, 14TH FLOOR
                            EDISON, NEW JERSEY 08837
                                 (908) 906-8100
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                SANFORD M. KIMMEL
          SENIOR VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER
                                PXRE CORPORATION
                         399 THORNALL STREET, 14TH FLOOR
                            EDISON, NEW JERSEY 08837
                                 (908) 906-8100
   (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)

                                   ----------

                                    COPY TO:
                            F. SEDGWICK BROWNE, ESQ.
                           MORGAN, LEWIS & BOCKIUS LLP
                                 101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                                 (212) 309-6000

                                   ----------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[x]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE



===============================================================================================
                                                               Proposed
                                        Proposed Maximum       Maximum
  Title of Shares      Amount To Be      Aggregate Price      Aggregate          Amount of
 To Be Registered       Registered          Per Unit        Offering Price   Registration Fee
-----------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per           3,171 (1)         $22.05 (2)         $69,920.55          $21.19
share
===============================================================================================


(1) Any additional shares of Common Stock, par value $.01 per share, of PXRE Corporation ("PXRE Common Stock") which may become issuable pursuant to outstanding options under the Transnational Re Corporation ("Transnational") Director Stock Option Plan (the "Director Stock Option Plan") (in order to prevent dilution from stock splits, stock dividends, reclassification and certain other events as provided in the Director Stock Option Plan) shall be covered by this Registration Statement pursuant to Rule 416(a). In connection with the merger of Transnational with and into PXRE Corporation ("PXRE"), PXRE has assumed the outstanding options under the Director Stock Option Plan (the "Assumed Options").

(2) Calculated pursuant to paragraph (h)(1) of Rule 457 (based on the price at which Assumed Options may be exercised for PXRE Common Stock).

                                   ----------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                                  3,171 SHARES

                                PXRE CORPORATION

                                  COMMON STOCK

    This Prospectus relates to the offer and sale of up to 3,171 shares (the "Shares") of Common Stock of PXRE Corporation ("PXRE"), par value $.01 per share (the "PXRE Common Stock"), purchasable upon the exercise of certain outstanding options issued pursuant to the Transnational Re Corporation ("Transnational") Director Stock Option Plan (the "Director Stock Option Plan") to each of the non-employee directors of Transnational (each, an "Optionee"). Such options were assumed by PXRE in connection with the merger of Transnational with and into PXRE. See "Description of Options."

    The PXRE Common Stock is listed on the New York Stock Exchange ("NYSE") (Symbol: "PXT"). On January 2, 1997, the last sale price of the PXRE Common Stock as reported on the NYSE was $24 7/8 per share.

                                   ----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS JANUARY __, 1997.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PXRE OR ANY UNDERWRITER, AGENT OR DEALER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES IN RESPECT OF WHICH THIS PROSPECTUS IS DELIVERED OR AN OFFER OF ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PXRE SINCE THEIR RESPECTIVE DATES.

                              AVAILABLE INFORMATION

    PXRE is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning PXRE may be inspected and copied at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, where copies may be obtained at prescribed rates, as well as at the following regional offices: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, the Commission maintains a site on the World Wide Web service of the Internet which contains reports, proxy and information statements and other information regarding registrants, including PXRE, that file electronically with the Commission. The address of such Web site is: http://www.sec.gov. PXRE Common Stock is listed on the NYSE. Copies of reports, proxy statements and other information concerning PXRE may also be inspected and copied at the office of the NYSE, at 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents, previously filed with the Commission by PXRE, are hereby incorporated by reference in this Prospectus:

    1. PXRE's Annual Report on Form 10-K for the year ended December 31, 1995 (which incorporates by reference certain information from PXRE's Proxy Statement relating to its 1996 Annual Meeting of Stockholders; the "PXRE Form 10-K").

    2. PXRE's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 (the "PXRE Forms 10-Q").

    3. PXRE's Current Reports on Form 8-K dated May 17, 1996, August 22, 1996, August 26, 1996, December 2, 1996, December 9, 1996 and December 11, 1996.

     4. All other reports filed by PXRE pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 1995.

    5. The description of PXRE Common Stock set forth in PXRE's Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

    All reports and other documents subsequently filed by PXRE after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents or reports.

    Statements contained in this Prospectus as to the contents of any contract or document are not necessarily complete and in each instance such statements are qualified in their entirety by reference to the copy of such contract or other document filed as an exhibit to the Registration Statement or incorporated by reference therein. Any statement contained in a document incorporated or deemed to be incorporated in this Prospectus by reference shall be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated in this Prospectus by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THIS PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE ON WRITTEN OR ORAL REQUEST DIRECTED TO PXRE CORPORATION, 399 THORNALL STREET, EDISON, NEW JERSEY 08837, ATTENTION:
TREASURER, (908) 906-6785.

                                   THE COMPANY

    PXRE, through its subsidiary PXRE Reinsurance Company ("PXRE Reinsurance"), provides treaty and facultative reinsurance to primary insurers and reinsurers on commercial and personal property risks, marine and aviation risks and certain casualty risks. PXRE solicits its treaty and facultative reinsurance business from the worldwide brokerage market. PXRE also employs its property reinsurance underwriting expertise and generates management fee income by managing business for other insurers and reinsurers.

    PXRE Reinsurance is licensed, accredited, or otherwise authorized or permitted to conduct reinsurance business in all states (except Arkansas, Hawaii, Kansas, Oklahoma, Vermont and Washington) and the District of Columbia and Puerto Rico. PXRE Reinsurance has an A.M. Best rating of "A (Excellent)" and a Standard & Poors Corporation ("S&P") claims-paying rating of "A- (Good)".

    PXRE's executive offices are located at 399 Thornall Street, Edison, New Jersey 08837 and its telephone number is (908) 906-6785.

    Additional information concerning PXRE is included in the PXRE Form 10-K, the PXRE Forms 10-Q and the PXRE Current Reports, incorporated by reference herein.

    On December 11, 1996, pursuant to an Agreement and Plan of Merger between Transnational and PXRE, dated as of August 22, 1996, as amended by Amendment No. 1 dated as of September 27, 1996 and Amendment No. 2 dated as of October 24, 1996 (the "Merger Agreement"), Transnational merged with and into PXRE, in a merger transaction (the "Merger") in which each outstanding share of Transnational Class A Common Stock, par value $.01 per share ("Transnational Class A Common Stock") and each outstanding share of Transnational Class B Common Stock, par value $.01 per share was canceled and converted into the right to receive 1.0575 shares of PXRE Common Stock. In connection with the Merger, each outstanding option to purchase shares of Transnational Class A Common Stock issued pursuant to the Director Stock Option Plan, whether vested or unvested, was assumed by PXRE. See "Description of Options."

    As a result of the Merger, Transnational ceased to exist and PXRE has continued as the surviving corporation. Prior to the Merger, Transnational, through its subsidiary Transnational Reinsurance Company ("Transnational Reinsurance"), specialized in providing brokered property retrocessional reinsurance and marine and aviation retrocessional reinsurance in the U.S. and international markets. Transnational also wrote marine and aviation reinsurance and facultative excess of loss reinsurance. Upon completion of the Merger, Transnational Reinsurance became a subsidiary of PXRE Reinsurance.

                                 USE OF PROCEEDS

    The proceeds received by PXRE upon exercise of the Options will be used for general corporate purposes.

                             DESCRIPTION OF OPTIONS

    Pursuant to the Director Stock Option Plan, on May 21, 1996 (the date of the annual meeting of Transnational stockholders), each of the Optionees was granted options to purchase 1,000 shares of Transnational Class A Common Stock at an option price of $23.31 (the fair market value of such shares on such date).

    In connection with the Merger of Transnational with and into PXRE, PXRE has assumed the options under the Director Stock Option Plan (the "Assumed Options"). Administration of the Director Stock Option Plan will now be by the Board of Directors of PXRE rather than the Board of Directors of Transnational. Pursuant to the Merger Agreement, as of the closing of the Merger each outstanding option, whether vested or unvested, was deemed to constitute an Assumed Option to acquire, on the same terms and conditions as applicable under the Director Stock Option Plan, the same number of shares of PXRE Common Stock as the Optionee would have been entitled to receive pursuant to the Merger had such Optionee exercised such option in full (whether or not actually exercisable) immediately prior to the closing of the Merger. Accordingly, each of the three former non-employee directors of Transnational has Assumed Options to purchase 1,057 shares of PXRE Common Stock.

    All of the Assumed Options expire on March 7, 1997, and are exercisable at a price of $22.05 per share. Such exercise price per share is equal to (x) the aggregate exercise price for the shares of Transnational Class A Common Stock deemed otherwise purchasable pursuant to options under the Director Stock Option Plan divided by (y) the number of full shares of PXRE Common Stock that are subject to Assumed Options. The exercise price is to be paid by an Optionee in United States dollars by certified check or bank draft. The Assumed Options are not transferable, except in the event of the Optionee's death. The number of shares subject to Assumed Options, and the exercise price, are subject to adjustment to reflect stock dividends, stock splits, reclassifications, merger or other corporate change. No other options will be granted under the Director Stock Option Plan.

    Shares acquired upon exercise of an Assumed Option should not be resold by an Optionee or other person if then in possession of material, non-public, adverse information about PXRE. In addition, any person who receives Shares pursuant to the exercise of an Assumed Option may be deemed to be an "underwriter" within the meaning of Rule 145 under the Securities Act and, therefore, may be restricted from selling, assigning or transferring such shares unless such transaction complies with Rules 144 and 145 under the Securities Act, or is covered by an effective registration statement filed with the Commission under the Securities Act. Persons who are deemed "affiliates" of PXRE must resell shares of PXRE Common Stock acquired pursuant to the exercise of an Assumed Option in compliance with Rule 144, or in a transaction covered by an effective registration statement filed with the Commission under the Securities Act. PXRE has not filed, and does not intend to file, a registration statement covering reoffers and resales of Shares by Optionees.

    The grant of the options under the Director Stock Option Plan, and assumption of such options by PXRE, created no income tax consequences for the Optionees or PXRE. Upon exercise of an Assumed Option, an Optionee must generally recognize ordinary income equal to the fair market value of the PXRE Common Stock acquired on the date of exercise minus the exercise price, and PXRE will be entitled to a deduction equal to the amount recognized as ordinary income by the Optionee. A sale of Shares acquired upon the exercise of an Assumed Option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the Optionee's tax basis (generally, the exercise price plus the amount recognized as ordinary income) in such Shares. There will be no tax consequences to PXRE from a sale by an Optionee of the Shares. This is only a general summary of federal income tax consequences, and does not cover all possible transactions involving Assumed Options and Shares. Optionees are urged to consult with their personal tax advisors concerning the application of federal, state and local tax laws to their individual situations.

    The Assumed Options are non-qualified options, meaning that such options do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Director Stock Option Plan is not qualified under Section 401(a) of the Code and is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended.

                              PLAN OF DISTRIBUTION

    The Shares covered by this Prospectus will be issued by PXRE to the Optionees upon exercise of the Assumed Options. PXRE will pay all expenses in connection with the issuance to the Optionees of the Shares covered by this Prospectus.

                             VALIDITY OF SECURITIES

    The legality of the issuance of the Shares has been passed on by the law firm of Morgan, Lewis & Bockius LLP, a limited liability partnership, New York, New York, counsel for PXRE. Mr. F. Sedgwick Browne, a partner of Morgan, Lewis & Bockius LLP, is Secretary of PXRE and owns 5115 shares of PXRE Common Stock.

                                     EXPERTS

    The consolidated financial statements and financial statement schedules of PXRE as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated by reference in this Prospectus from the PXRE Form 10-K have been audited by Price Waterhouse LLP, independent accountants, as stated in their report, which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses to be borne by PXRE in connection with the offering described in this Registration Statement. All of such amounts are estimated except for the SEC Registration Fee.

        SEC Registration Fee ......................... $    21.19
        Printing and Engraving Costs .................     500.00
        Legal Fees and Expenses ......................   1,000.00
        Accounting Fees and Expenses .................   1,000.00
        Miscellaneous ................................     250.00
        Total ........................................ $ 2,771.19
                                                       ===========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        (i) Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends, or for any transaction from which the director derived an improper personal benefit. The Restated Certificate of Incorporation of PXRE (the "PXRE Charter") contains a provision limiting the personal liability of a director to PXRE and its stockholders for monetary damages for a breach of fiduciary duty as a director to the full extent permitted by law.

        (ii) Additionally, Section 145, "Indemnification of Officers, Directors, Employees and Agents; Insurance", of the General Corporation Law of the State of Delaware provides as follows:

               (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

               (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

               (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

               (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

               (h) For purposes of this section, references to "the corporation"
        shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

               (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

               (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

        (iii) Article VI of the PXRE Charter provides for indemnification of directors and officers of PXRE against liability they may incur in their capacities as such to the full extent permitted under Delaware law. In addition, pursuant to certain letter agreements between PXRE and each of its directors, PXRE has undertaken to indemnify its directors to the fullest extent permitted by Article VI of the PXRE Charter and applicable Delaware law.

        (iv) There is in effect a Directors and Officers Liability and Corporation Reimbursement Insurance Policy with Reliance Insurance Company. The policy insures the directors and officers of PXRE against loss arising from any claim or claims made against such directors or officers, individually or collectively, by reason of certain wrongful acts such as any actual or alleged error or misstatement or misleading statement or act, omission, neglect or breach of duty by the officers and directors in the discharge of their duties. The policy also insures PXRE against loss for which PXRE is required to indemnify or for which PXRE, to the extent permitted by law, has indemnified the officers or directors arising from any claim against any of the directors or officers of PXRE by reason of the wrongful acts described above. The policy does not insure PXRE's directors and officers against loss in connection with any claim relating to any deliberately dishonest or fraudulent act or omission, any criminal or malicious act or omission, any willful violation of law or any accounting for profits for the purchase or sale of securities of PXRE within the meaning of Section 16(b) of the Exchange Act. The combined limit of liability is $10,000,000 per policy year for both directors' and officers' liability and corporate reimbursement coverage.

ITEM 16. EXHIBITS


        Exhibit
        Number                              Description
        ------                              -----------


          2.1       Agreement  and  Plan  of  Merger  between  Transnational  Re
                    Corporation  and  PXRE,  dated as of  August  22,  1996,  as amended by Amendment  No. 1 dated as of  September  27, 1996
                    and   Amendment   No.  2  dated  as  of  October  24,  1996,
                    incorporated by reference to Annex A to PXRE's  Registration
                    Statement  on Form S-4  dated  October  30,  1994  (File No.
                    333-15087).

          4.1 Restated Certificate of Incorporation of PXRE, incorporated by reference to Exhibit 3.1 to PXRE's Registration Statement on Form S-1 dated August 29, 1986, as amended by Amendment
                    No. 1 thereto dated February 19, 1987 and by Amendment No. 2 thereto dated March 25, 1987 (File No. 33-8406).

          4.2       Certificate of Amendment to PXRE's  Restated  Certificate of
                    Incorporation, dated May 20, 1993, incorporated by reference to Exhibit 4.3 to PXRE's Registration Statement on Forms S-8 and S-3 dated June 3, 1993 (File No. 33-63768).

          4.3       Certificate of Amendment to PXRE's  Restated  Certificate of
                    Incorporation, dated May 19, 1994, incorporated by reference to Exhibit 3 to PXRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 0-15428).

          4.4       Certificate  of   Designations   designating  the  Series  A
                    Cumulative Convertible Preferred Stock of PXRE, incorporated by reference to Exhibit 4.5 to PXRE's Registration Statement on Form S-2 dated February 21, 1992, as amended by Amendment
                    No. 1 thereto  dated  April 1, 1992 and by  Amendment  No. 2 thereto  dated April 13, 1992 and by Amendment No. 3 thereto dated April 23, 1992 (File No. 33-45893).

         *4.5       Certificate of Amendment to PXRE's  Restated  Certificate of
                    Incorporation, dated December 9, 1996.

          4.6 By-Laws of PXRE, incorporated by reference to Exhibit 3.2 to PXRE's Registration Statement on Form S-1 dated August 29,
                    1986, as amended by Amendment  No. 1 thereto dated  February
                    19, 1987 and by Amendment No. 2 thereto dated March 25, 1987
                    (File No. 33-8406).

          4.7       Amendment to By-Laws of PXRE,  Article IV,  Section 1, dated
                    June 8, 1995, incorporated by reference to Exhibit 3 to PXRE's Annual Report on Form 10-K for the fiscal year ended
                    December 31, 1995 (File No. 0-15428).

          4.8 Specimen Certificate of Common Stock, par value $.01 per share, of PXRE, incorporated by reference to Exhibit 4.4 to PXRE's Registration Statement on Form S-2 dated January 29,
                    1993, as amended by Amendment  No. 1 thereto dated  February
                    11, 1993 and Amendment No. 2 thereto dated February 23, 1993
                    (File No. 33-57532).

         *5 Opinion of Morgan, Lewis & Bockius LLP regarding the legality of the securities being registered.

        *23.1 Consent of Price Waterhouse LLP as to financial statements of PXRE.




        *23.2       Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit
                    5).

        *24         Powers of Attorney.


---------------
* Filed herewith

ITEM 17. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison, State of New Jersey, on the 3rd day of January, 1997.

                                       PXRE CORPORATION

                                       By /s/ Gerald L. Radke
                                          ______________________________________
                                           Gerald L. Radke
                                           Chairman of the Board,
                                           President, Chief  Executive  Officer
                                           and Director

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      NAME                                  TITLE                           DATE
      ----                                  -----                           ----

/s/ Gerald L. Radke                Chairman of the Board, President,      January 3, 1997
---------------------------        Chief Executive Officer and Director
Gerald L. Radke                    (Principal Executive Officer)



/s/ Sanford M. Kimmel              Vice President, Treasurer and          January 3, 1997
---------------------------        Chief Financial Officer (Principal
Sanford M. Kimmel                  Financial Officer)



/s/ Joan L. Cadd                   Vice President and Controller          January 3, 1997
---------------------------
Joan L. Cadd



       *                           Director                               January 3, 1997
---------------------------
Robert W. Fiondella



       *                           Director                               January 3, 1997
---------------------------
Bernard Kelly



       *                           Director                               January 3, 1997
---------------------------
Wendy Luscombe


      NAME                                  TITLE                           DATE
      ----                                  -----                           ----




       *                           Director                               January 3, 1997
---------------------------
Edward P. Lyons




       *                           Director                               January 3, 1997
---------------------------
Philip R. McLoughlin




       *                           Director                               January 3, 1997
---------------------------
David W. Searfoss




       *                           Director                               January 3, 1997
---------------------------
Donald H. Trautlein




       *                           Director                               January 3, 1997
---------------------------
Wilson Wilde





                                   */s/ Gerald L. Radke
                                   ---------------------------
                                   Gerald L. Radke
                                   Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit
Number                              Description
------                              -----------


2.1      Agreement and Plan of Merger between Transnational Re Corporation and
         PXRE, dated as of August 22, 1996, as amended by Amendment No. 1 dated as of September 27, 1996 and Amendment No. 2 dated as of October 24,
         1996, incorporated by reference to Annex A to PXRE's Registration
         Statement on Form S-4 dated October 30, 1994 (File No. 333-15087).

4.1 Restated Certificate of Incorporation of PXRE, incorporated by reference to Exhibit 3.1 to PXRE's Registration Statement on Form S-1 dated August 29, 1986, as amended by Amendment No. 1 thereto dated
         February 19, 1987 and by Amendment No. 2 thereto dated March 25, 1987
         (File No. 33-8406).

4.2      Certificate of Amendment to PXRE's Restated Certificate of
         Incorporation, dated May 20, 1993, incorporated by reference to Exhibit
         4.3 to PXRE's Registration Statement on Forms S-8 and S-3 dated June 3,
         1993 (File No. 33-63768).

4.3      Certificate of Amendment to PXRE's Restated Certificate of
         Incorporation, dated May 19, 1994, incorporated by reference to Exhibit
         3 to PXRE's Annual Report on Form 10-K for the fiscal year ended
         December 31, 1994 (File No. 0-15428).

4.4      Certificate of Designations designating the Series A Cumulative
         Convertible Preferred Stock of PXRE, incorporated by reference to
         Exhibit 4.5 to PXRE's Registration Statement on Form S-2 dated February
         21, 1992, as amended by Amendment No. 1 thereto dated April 1, 1992 and by Amendment No. 2 thereto dated April 13, 1992 and by Amendment No. 3 thereto dated April 23, 1992 (File No. 33-45893).

*4.5     Certificate of Amendment to PXRE's Restated Certificate of
         Incorporation, dated December 9, 1996.

4.6      By-Laws of PXRE, incorporated by reference to Exhibit 3.2 to PXRE's
         Registration Statement on Form S-1 dated August 29, 1986, as amended by
         Amendment No. 1 thereto dated February 19, 1987 and by Amendment No. 2 thereto dated March 25, 1987 (File No. 33-8406).

4.7      Amendment  to By-Laws  of PXRE,  Article  IV,  Section 1, dated June 8,
         1995, incorporated by reference to Exhibit 3 to PXRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File No.
         0-15428).

4.8 Specimen Certificate of Common Stock, par value $.01 per share, of PXRE, incorporated by reference to Exhibit 4.4 to PXRE's Registration
         Statement on Form S-2 dated January 29, 1993, as amended by Amendment
         No. 1 thereto dated February 11, 1993 and Amendment No. 2 thereto dated
         February 23, 1993 (File No. 33-57532).

*5 Opinion of Morgan, Lewis & Bockius LLP regarding the legality of the securities being registered.

*23.1    Consent of Price Waterhouse LLP as to financial statements of PXRE.

*23.2    Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5).

*24      Powers of Attorney.



----------
* Filed herewith.